UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 15, 2004

Vicuron Pharmaceuticals Inc.

(Exact Name of Registrant As Specified in its Charter)

Delaware	000-31145	04-3278032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

455 South Gulph Road, Suite 305, King of Prussia, PA 19406

(Address of Principal Executive Offices) (Zip Code)

(610) 205-2300

(Registrant’s telephone number, including area code)

not applicable

(Former Name or Former Address, if Changed Since Last Report.)

Item 5. Other Events.

On June 15, 2004, a purported securities class action (the “Original Complaint”) was filed in the United States District Court Eastern District of Pennsylvania against Vicuron Pharmaceuticals Inc. (the “Company”) and the Company’s Chief Executive Officer, Chief Financial Officer and Chief Medical Officer. The Original Complaint alleges that the Company and its Chief Executive Officer, Senior Vice President and Chief Financial Officer and Chief Medical Officer violated the federal securities laws by concealing negative information concerning both the safety and efficacy of anidulafungin, the Company’s intraveneous treatment of fungal infections which is the subject of late-state clinical trials for the treatment of esophageal candidiasis, invasive aspergillosis and invasive candidiasis/candidemia. The Original Complaint seeks unspecified damages on behalf of a purported class of purchasers of the Company’s securities during the period from January 6, 2004 through May 24, 2004.

From June 16, 2004 through June 18, 2004, three additional purported class actions were filed in the United States District Court Eastern District of Pennsylvania. These purported class actions present in large degree the same legal and factual issues as the Original Complaint. The Company anticipates that similar actions may be filed in the future. The Company believes that it has meritorious defenses to the allegations contained in the actions and intends to defend itself vigorously. No trial dates have been scheduled.

This Form 8-K contains “forward-looking” statements. For this purpose, any statements contained in this Form 8-K that are not statements of historical fact may be deemed to be forward-looking statements, including statements related to future results in any litigation. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the results indicated by such forward-looking statements. Important factors that could cause results to differ include, but are not limited to, whether the Company will be able to successfully defend any lawsuit, including the purported securities class actions, the inherent uncertainties and risks of litigation that may cause the Company to review and alter its litigation strategy and the risk of potential adverse rulings in any litigation. The Company does not undertake any obligation to update forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VICURON PHARMACEUTICALS INC. (Registrant)

Date: June 23, 2004	By:	/s/ George F. Horner III
George F. Horner III
President and Chief Executive Officer